EXHIBIT 99.1
[LOGO] 						  FOR IMMEDIATE RELEASE

             ALLIED RISER COMMUNICATIONS ("ARC") WELCOMES NEW DIRECTOR

(DALLAS, TX., July 17, 2001) Allied Riser Communications Corp. (NASDAQ:
ARCC) announced that Don Lynch has joined the Company's Board of Directors.

Don Lynch is the managing partner of Lynch Associates, a telecom-consulting firm founded in 1999, based in Fairfax, Virginia. Mr. Lynch previously served at MCI for 17 years playing a pivotal role in strengthening that company's infrastructure and business operations. He most recently served as Senior Vice President - local financial operations and was responsible for managing MCI's interconnection costs, developing an extremely sophisticated cost management process and setting new industry standards for interconnection cost management. Mr. Lynch formerly served as vice chairman of the Universal Service Administrative Corporation, a Federal Communications Commission chartered organization administering various Universal Service Funds.

"Don is a recognized innovator in the telecommunications industry," said Jerry Dinsmore, ARC's president and chief executive officer.
"His experience with the financial and operations aspects of telephony companies brings a wealth of practical cost containment experience to the company."

ARC (www.arcbroadband.com) is the pioneer in delivering reliable and innovative, 'first-mile' broadband services and applications that enable small- and medium-sized business owners to concentrate on running their companies, while leveraging ARC's expertise to meet their communications needs. ARC designs, constructs, deploys and manages high-speed, broadband networks inside commercial office buildings located in major North American markets. Dallas-based ARC combines a balance of real estate and technology expertise with an understanding of customers' specific business communication needs to provide bundled data communications solutions. For more information about ARC or its high-speed broadband solutions, please visit www.arcbroadband.com/pr.

Safe Harbor Statement under the Private Securities Litigation Reform
Act of 1995:
Some of the statements contained in this release that are not historical facts and may be deemed to contain forward-looking statements, including but not limited to statements regarding overall market demand for market acceptance of the Company's services, the intention to deploy data networks or services in additional buildings or markets and the timing and breadth of penetration in each building or market. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the intense competition for the Company's service offerings, dependence on growth in demand for the Company's services, ability to manage growth of our operations, the ability to raise additional capital and other risks and uncertainties detailed in the Company's Securities and Exchange Commission filings. Prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any of the forward-looking statements contained herein to reflect future events or developments.

Contacts:
Heidi Temple, Edelman PR Worldwide, 214/443-7578, heidi.temple@edelman.com

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